Exhibit 99.1

(1)         Pursuant to an underwriting agreement dated March 12, 2013 (the “Underwriting Agreement”) by and among Emeritus Corporation (the “Issuer”), AP Summerville, LLC (“APS”), Apollo Real Estate Investment Fund III, L.P. (“AREIF III”), AP Summerville II, LLC (“APS II”), Apollo Real Estate Investment Fund IV, L.P. (“AREIF IV”), Goldman, Sachs & Co., and the other selling shareholders thereto, as discussed in the Issuer’s prospectus supplement dated March 12, 2013, supplementing the Issuer’s registration statement on Form S-3 (File No. 333-187175) filed with the Securities and Exchange Commission on March 11, 2013 (collectively, the “Registration Statement”), APS and AREIF III sold 920,564 shares and 2,534,932 shares, respectively, of the Issuer’s common stock on March 18, 2013.  The price per share reflects the public offering price of $27.00 less an underwriting discount of $0.81 per share pursuant to the Underwriting Agreement.  Following the sale of the shares pursuant to the Underwriting Agreement, APS and AREIF III no longer own any shares of common stock of the Issuer.

Kronus Property III, Inc. (“Kronus III”) serves as the manager of APS.  Apollo Real Estate Management III, L.P. (“AREM III LP”) is the manager of AREIF III.  Apollo Real Estate Management III, Inc. (“AREM III Inc.”) is the general partner of AREM III LP.  Apollo Real Estate Advisors III, L.P. (“AREA III”) is the general partner of AREIF III.  Apollo Real Estate Capital Advisors III, Inc. (“ARECA III”, and together with APS, AREIF III, Kronus III, AREM III LP, AREM III Inc., AREA III, ARECA III, the “Apollo III Funds”) is the general partner of AREA III.  The Apollo III Funds, the executive officers and directors and principals, as the case may be, of AREM III Inc. and ARECA III, and the executive officers and directors and principals, as the case may be, of Kronus III, disclaim beneficial ownership of all shares of the Issuer reported herein in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The amount reported does not include any shares of common stock of the Issuer that are owned of record by APS II and AREIF IV.  Kronus Property IV, Inc. (“Kronus IV”) serves as the manager of APS II.  AREA Property Partners Administration LP (f/k/a Apollo Real Estate Management IV, L.P.) (“Administration LP”), is the manager of AREIF IV.  Apollo Real Estate Management IV, Inc. (“AREM IV Inc.”) is the general partner of Administration LP.  Apollo Real Estate Advisors IV, L.P. (“AREA IV”) is the general partner of AREIF IV.  Apollo Real Estate Capital Advisors IV, Inc. (“ARECA IV” , and together with APS II, AREIF IV, Kronus IV, Administration LP, AREM IV Inc., AREA IV, ARECA IV, the “Apollo IV Funds”) is the general partner of AREA IV.  The Apollo IV Funds, the executive officers and directors and principals, as the case may be, of AREM IV Inc. and ARECA IV, and the executive officers and directors and principals, as the case may be, of Kronus IV, disclaim beneficial ownership of all shares of the Issuer reported herein in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.